SCHEDULE

to the

ISDA 2002 Master Agreement

dated as of [  ], 2006

between

CITIBANK, N.A.,

a national banking association organized under the laws of the United States

(“Party A”)

and

GENESIS FUNDING LIMITED,

a Bermuda exempted company

(“Party B”)

Part 1

Termination Provisions

In this Agreement:

(a)	“Specified Entity” means, in relation to Party A and Party B, for the purposes of Section 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v), not applicable.
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.
(c)	The “Breach of Agreement; Repudiation of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.
(d)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and, prior to the delivery of an Assumption Notice, will not apply to Party B.
(e)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.
(f)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(g)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.

For purposes of Section 5(a)(vi), the following provisions apply:

“Specified Indebtedness” has the meaning specified in Section 14 of this Agreement; provided, however, that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.

“Threshold Amount” means 3% of the stockholders’ equity of Party A.

For purposes of the above, stockholders’ equity shall be determined by reference to the relevant party’s most recent consolidated quarterly balance sheet and shall include legal capital, paid-in capital, retained earnings and cumulative translation adjustments. Such balance sheet shall be prepared in accordance with applicable generally accepted accounting principles.

(h)	The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(2) will not apply.
(i)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and, subject to Part 5(i) of this Schedule, will not apply to Party B.
(j)	The “Force Majeure Event” provisions of Section 5(b)(ii) of this Agreement will not apply to Party A and will not apply to Party B.
(k)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of this Agreement will not apply to Party A and will not apply to Party B.
(l)

The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B; provided, however, that with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or to the extent analogous thereto, (8) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply to such party.

(m)	“Termination Currency” means United States Dollars.

(n)

“Additional Termination Event”. Each of the following shall constitute an Additional Termination Event with respect to Party B (or, in the case of clause (xi), Party A), in which each such case the sole Affected Party shall be Party B (or, in the case of clause (xi), Party A), Party A (or, in the case of clause (xi), subject to such clause, Party B, or in the case of clause (iv)(B), Party A or Party B) shall have the right (notwithstanding the provisions of Section 6(b)) to designate the Early Termination Date and each Transaction shall be an Affected Transaction:

(i)

Acceleration of Notes. The delivery of a Default Notice in accordance with Section 4.02 of the Indenture following the occurrence of an Event of Default (as defined in the Indenture) and the declaration of the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable (upon such time that such declaration can no longer be rescinded or annulled under the terms of the Indenture).

(ii)

Amendments. The entry into, without the prior written consent of Party A, of any amendment, modification or supplement of the Indenture that would adversely affect the rights of Party A hereunder or under the Indenture in a material manner. Any payments owed to Party A under Section 6(e) of this Agreement as a result of such Additional Termination Event shall be made without regard to the effect of any such amendment, modification or supplement.

(iii)

Redemptions in Whole. The delivery of notice under Section 3.11(c) of the Indenture by the Trustee of a redemption in whole of the Class G-1 Notes in connection with an Optional Redemption under Section 3.11(a) of the Indenture or a Redemption under Section 3.11(b) of the Indenture, as applicable.

(iv)

Redemptions in Part. The delivery of notice (A) under Section 3.11(c) of the Indenture by the Trustee of a redemption in part of the Class G-1 Notes in connection with an Optional Redemption pursuant to Section 3.11(a) of the Indenture or (B) by Party B to Party A (which notice Party B agrees to provide) of Party B’s scheduled receipt (specifying the date thereof) of a payment in respect of the Aircraft Refund Amount (as defined in the Asset Purchase Agreement) under Section 4.2 or Section 5.3 of the Asset Purchase Agreement resulting in a partial redemption of the Class G-1 Notes under

Section 3.09(a)(vi) of the Indenture. For the purposes hereof, an Additional Termination Event under this Part 1(n)(iv) shall be applicable only with respect to a portion of each Transaction hereunder proportional to the percentage of the Class G-1 Notes subject to such partial redemption. For the sake of clarity, the remaining portion of each Transaction hereunder shall remain in full force and effect.

(v)

Defeasance. Party B exercises its Legal Defeasance option or its Covenant Defeasance option pursuant to Section 11.01(b) of the Indenture and the conditions of Section 11.02 of the Indenture have been satisfied.

(vi)	Discharge of the Indenture. The Indenture is discharged pursuant to Section 11.01 of the Indenture.
(vii)	Impairment of Security Interest under Security Documents.
(1)	All or substantially all of the collateral is released from the security interest created under the Security Documents;
(2)	the Security Documents cease to create a valid, first priority and perfected security interest on the [collateral]; or
(3)

the lien created under the Security Documents that secures the obligations to Party A is no longer pari passu with the security interests securing the obligations to the other senior secured creditors of Party B.

(viii)	Policy Provider Default. The occurrence of a Policy Provider Default after the delivery by Policy Provider to Party A of an Assumption Notice duly furnished pursuant to Part 6(i) of this Schedule.
(ix)

Downgrade of the Policy Provider. After the delivery of an Assumption Notice pursuant to Part 6(i) of this Schedule, either (A) the claims paying ability rating of the Policy Provider falls below “A” by S&P or the financial strength rating of the Policy Provider falls below “A2” by Moody’s, or (B) any such rating is withdrawn or suspended and not reinstated within 60 days.

(x)	Failure to Close. The transactions provided for in the Indenture fail to close on or before [ ], 2006 or the transactions close

without Party B having obtained the written consent of Party A to all changes made to the draft Indenture dated [    ], 2006 delivered to Party A that would adversely affect the rights of Party A hereunder or under the draft Indenture in a material manner.

(xi)

Downgrade of Party A. The failure by Party A to assign its rights and obligations under all Transactions to a Substitute Party (as defined herein) after the occurrence of a Substitution Event (as defined herein) in accordance with Part 6(g) of this Schedule; provided, however, that Party B shall have the sole right to select the Early Termination Date upon five (5) Business Days’ notice to Party A.

(o)

“Subordinated Hedge Payments”. The parties hereto agree that payments owing to Party A under Section 6(e) of this Agreement in the following circumstances shall constitute “Subordinated Hedge Payments” under the Indenture (and, accordingly, shall be subordinated in the priority of payments set forth in the Indenture to the extent provided therein):

(i)	an Event of Default as to which Party A is the Defaulting Party; or
(ii)	an Additional Termination Event under Part 1(n)(xi) hereof;

provided that, if following any such event listed in Part 1(n), Party B replaces Party A with a replacement swap counterparty and such replacement swap counterparty is required to pay an amount to assume Party A’s obligations under this Agreement, Party B agrees that such amount shall be paid directly by such replacement swap counterparty to Party A, without such payment being applied in whole or in part to pay any other Secured Party or any other party both prior to or subsequent to the enforcement of security constituted by the Indenture, to the extent that a termination payment is owed to Party A under this Agreement.

(p)

“Senior Hedge Payments”. For the avoidance of doubt, the parties hereto agree that payments made by the Policy Provider pursuant to its obligations under Part 6(i) of this Schedule shall be deemed to constitute “Senior Hedge Payments” for purposes of the Indenture.

Part 2

Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or documents under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the representations specified below, if any:

The following representation will apply to Party A:

It is a national banking association organized under the laws of the United States and its U.S. taxpayer identification number is [13-5266470]. It is “exempt” within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

The following representation will apply to Party B:

It is a corporation resident in Bermuda.

Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a) of this Agreement:

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
(i) Party B	[As required under Section 4(a)(i) of the Agreement, IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-8EXP and/or IRS Form W-8IMY, whichever is relevant.][To be reviewed by tax counsel.]	Promptly upon (i) execution of this Agreement, and (ii) upon learning that any such form or document previously delivered by Party B has become obsolete or incorrect.
(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d)

(a) Party A	An opinion of counsel to Party A in form as is reasonably satisfactory to Party B.	Upon execution of this Agreement.	No

(b) Party B	An opinion of counsel to Party B in form as is reasonably satisfactory to Party A.	Upon execution of this Agreement.	No

(c) Party A	A certified copy of (i) the by-laws of Party A, and (ii) the authority and genuine signature	Upon execution of this Agreement.	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d)
of the individual signing the Agreement on behalf of Party A to execute the same.

(d) Party B

A certified copy of (i) a resolution of Party B’s Board approving entry into of this Agreement and each Transaction hereunder, and, if applicable, a board resolution delegating the powers to named individuals to enter into any Transactions hereunder, and (ii) the authority and genuine signature of the individual signing the Agreement on behalf of Party B to execute the same.

		Upon execution of this Agreement.	Yes

(e) Party B	A certified copy of (i) Party B’s certificate of incorporation, memorandum of association and articles of association, as amended, and (ii) Party B’s offering document.	Upon execution of this Agreement.	Yes

(f) Party B	A certified copy of Party B’s hedging policy.	Promptly following approval by Party B’s board of directors	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d)
(g) Party B	A certified copy of (i) the Indenture, and (ii) the Security Trust Agreement.	Upon closing of the transactions described in the Indenture	Yes

(h) Party B	A copy of each notice and report required to be delivered by Party B or the Trustee, as applicable, under the Indenture, including all reports of Party B under Section 6.11 of the Indenture.	As required by the Indenture.	Yes

Part 4

Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:	Citibank, N.A. 250 West Street 10th Floor New York, New York 10013
Attention:	Director Derivatives Operations
Facsimile No.:	212-723-2956

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Party A’s legal department as follows:

Address:	Citibank, N.A. Legal Department 77 Water Street, 9th Floor New York, New York 10004

Attention:	Department Head
Facsimile No.:	212-657-1452

Address for notices or communications to Party B:

Address:	Genesis Funding Limited Clarendon House 2 Church Street Hamilton, HM11 Bermuda
Attention:	The Company Secretary
Facsimile No.:	[ ]

With a copy to:

Address:	Genesis Lease Limited [ ] [ ]
Attention:	[ ]
Facsimile No.:	[ ]

Address for notices or communications to the Policy Provider:

A copy of each notice and communication to either Party A or Party B shall be delivered by Party B and Party A, respectively, and each Step-In Event Notice specified in Part 6(i) of this Schedule shall be delivered by Party A, to the Policy Provider as follows:

Address:	125 Park Avenue New York, New York 10017
Attention:	Surveillance, Commercial Structured Finance
Facsimile No.:	[ ]
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: not applicable.

Party B appoints as its Process Agent: [Corporation Services Company, Address: 1133 Avenue of the Americas, Suite 3100, New York, New York 10036.]

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent will be Party A.
(f)

Credit Support Document. With respect to Party A: the ISDA Credit Support Annex (Unilateral Form) (ISDA Agreements Subject to New York Law Only) entered into among the parties hereto and dated as of the date hereof (the “Credit Support Annex”); provided that Party A shall not be required to post any Eligible Collateral unless a Transfer Event has occurred and if a Transfer Event has occurred, Party A shall post Eligible Collateral as required by the Credit Support Annex. With respect to Party B: the Security Documents (as defined in the Indenture) and, upon the delivery of an Assumption Notice pursuant to Part 6(i) of this Schedule, the provisions of Part 6(i) of this Schedule and the Assumption Agreement executed and delivered by the Policy Provider in respect of such Assumption Notice shall constitute a Credit Support Document with respect to Party B.

(g)

Credit Support Provider. Not applicable; provided, however, that, upon the delivery of an Assumption Notice pursuant to Part 6(i) of this Schedule, the Policy Provider shall be a Credit Support Provider with respect to Party B.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
(i)

Jurisdiction. Section 13(b)(i) of this Agreement is hereby amended by deleting in line 2 of paragraph 2 the word “non-” and by deleting paragraph (iii) thereof. The following shall be added at the end of Section 13(b): “Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.”

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c): “Specified Entity” means in relation to Party A and Party B, none.
(l)	No Agency. The provisions of Section 3(g) will apply to this Agreement.
(m)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, each of the following will constitute an Additional Representation:
(i)

Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)

No Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(2)

Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.
(ii)	Eligible Contract Participant. (a) it is an “eligible contract participant” within the of Section 1a(12) of the Commodity

Exchange Act, as amended (the “CEA”), (b) this Agreement and each Transaction is subject to individual negotiation by each party, and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the CEA.

(iii)

Financial Institution. With respect to Party A only, it is a “financial institution” as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 or Regulation EE promulgated by the Federal Reserve Board thereunder.

(n)	“Netting of Payments”. Multiple Transaction Payment Netting will not apply for purposes of Section 2(c) of this Agreement.

Part 5

Other Provisions

(a)

WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

(b)

Severability. Except as otherwise provided in Sections 5(b)(i) or 5(b)(ii) in the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)

Netting. In the event that any Terminated Transaction cannot be aggregated and netted against all other Terminated Transactions under Section 6(e) of the Agreement, such excluded Terminated Transactions shall be aggregated and netted amongst themselves to the fullest extent permitted by law.

(d)

Escrow Payments. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case the deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by the irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 am. local time on that day) if that payment is not released by 5:00 p.m. on the date it is deposited for any reason other than the intended recipients’ failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(e)

Notice of Events of Default. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party and the Policy Provider notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event).

(f)

Recording of Conversations. Each party hereto consents to the recording of its telephone conversations relating to this Agreement or any potential Transaction. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party” ), the Recording Party shall, in the event of any dispute, make a complete and unedited copy of such party ’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

(g)

2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 16 and Section 6 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on 15th July, 2003 are incorporated into and apply to this Agreement.

(h)

Set-off. Notwithstanding Section 6(f) but without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments under this Agreement will be made without setoff, offset or counterclaim.

(i)

Assignment and Assumption. Party A and Party B each acknowledge and agree that, notwithstanding the provisions of Section 7 of this Agreement, Party A will not unreasonably withhold or delay its consent to assignment of this Agreement or any Transaction hereunder by Party B to an Affiliate or a third party (whether by way of merger or otherwise), provided that (i) such assignment and assumption of this Agreement or any Transaction hereunder is properly documented and executed by all relevant parties, and (ii) Party A obtains credit approval in respect of any such Affiliate or third party (or surviving entity). Additionally and for the avoidance of doubt, Party A consents to the assumption of this Agreement or any Transaction hereunder by the Policy Provider upon the delivery of an Assumption Notice by the Policy Provider to Party A.

(j)

Termination of Individual Transactions. Party A and Party B each acknowledge and agree that each Transaction entered into under this Agreement may be terminated prior to its scheduled “Termination Date” (or equivalent) by agreement between the parties. Party A may, in its sole discretion, quote a price in respect of any such individual Transaction termination to Party B upon the request of Party B. Any such price shall be determined by Party A in its sole discretion acting in good faith and in a commercially reasonable manner.

Part 6

Provisions Relating to the Indenture

(a)

Indenture. Reference is hereby made to the Trust Indenture (the “Indenture”) to be entered into among Party B, [    ], in its capacity as the person accepting appointment as the Trustee under the Indenture and as Operating Bank, [    ], in its capacity as Cash Manager, a [    ], [    ], as the Initial Liquidity Facility Provider and Financial Guaranty Insurance Company, a New York stock insurance company (the “Policy Provider”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

(b)

Limited Recourse. The obligations of Party B under this Agreement or arising in connection with this Agreement are limited recourse obligations of Party B, payable solely from the Collateral in accordance with Section 3.09 and Article X of the Indenture, and following realization of the Collateral in accordance with Section 3.09 and Article X of the Indenture, all obligations of and all claims against Party B hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, member, shareholder, director, employee, security holder or incorporator of Party B or its successors or assigns for the payment of any amounts payable hereunder. It is understood that the foregoing provisions of this Part 6(b) shall not constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement or secured by the Indenture until all Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this Part 6(b) shall not limit the right of any Person to name Party B as a party defendant in any action or suit or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity.

(c)	Assignment. Notwithstanding the provision of Section 7, Party B may assign and delegate its rights and obligations under this Agreement to the Trustee as provided in the Indenture.
(d)

No Petition for Bankruptcy. Party A may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all of the Notes, institute against, or join any other person or entity in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws (of any jurisdiction). Nothing in this Part 6(d) shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a person or entity other than Party A or any of its affiliates, or (ii) from commencing against Party B or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(e)

Rating Agency Confirmation and Policy Provider Consent of Amendments, Assignments and Transfers. All amendments, transfers and assignments hereunder and other modifications of the provisions hereof (including, without limitation, any modification made through a Confirmation and any termination of a Transaction under Part 5(j) of this Schedule) after the closing date for the issuance of the Notes shall require Party B to obtain (i) prior written confirmations from S&P and Moody’s that such amendment, transfer or assignment, as the case may be, will not result in the lowering, qualification or withdrawal by such rating agency of its then current credit rating of the Class G-1 Notes (determined without regard to the Policy), and (ii) prior written consent of the Policy Provider.

(f)

Additional Covenant of Party B. Party B covenants that it will not, without the prior written consent of Party A, enter into any amendment, modification or supplement to the Indenture that would adversely affect the rights of Party A hereunder in a material manner. Party B will furnish to Party A a copy of each proposed and each executed agreement evidencing each amendment, modification or supplement of the Indenture, as applicable, and copies of any related Rating Agency Confirmations and Board Resolutions in accordance with the terms of the Indenture.

(g)	Downgrade Provisions.
(1)

If a Transfer Event occurs, Party A shall within 30 days of the occurrence of such Transfer Event either (i) deliver to the Trustee on behalf of and for the benefit of Party B Eligible Credit Support of such types, in such amounts and at such times as required pursuant to, and as defined in, the Credit Support Annex to maintain the then current rating of the Class G-1 Notes by S&P and Moody’s, (ii) find a replacement Hedge

Counterparty that satisfies the Hedge Counterparty Ratings Requirement, (iii) obtain a guarantor with such form of guarantee meeting S&P’s and Moody’s then current published criteria (if so published) with respect to guarantees for the obligations of Party A under this Agreement with (x) a long-term senior, unsecured debt rating from S&P and Moody’s of at least “A+” or a short- term unsecured debt rating from S&P and Moody’s of at least “A-1” and (y) either a long-term senior, unsecured debt rating from Moody’s of at least “Al” or a long-term senior, unsecured debt rating from Moody’s of at least “A2” and a short-term unsecured debt rating from Moody’s, of at least “P-1” or (iv) take such other steps as S&P or Moody’s may require to ensure that the then-current ratings of the Class G-1 Notes by S&P and Moody’s are not reduced or withdrawn. Upon finding a replacement pursuant to clause (ii) above, successful consummation of any guarantee pursuant to clause (iii) above, or the taking of such steps as required pursuant to clause (iv) above, Party A’s obligations to deliver Eligible Credit Support contemplated above shall terminate and Party B shall return to Party A any then-delivered Eligible Credit Support. Party A shall pay its own costs due to the occurrence of a Transfer Event.

(2)

If at any time a Substitution Event has occurred and is continuing, then Party A will, (x) in the case of a Substitution Event referred to in sub-clause (a) or (b) of the definition thereof, within 10 Business Days following such Substitution Event or (y) in the case of a Substitution Event referred to in sub-clause (c) of the definition thereof, within 5 Business Days following such Substitution Event, assign its rights and obligations under this Agreement, at no cost to Party B, to a party (the “Substitute Party”) selected by Party A that (i) satisfies the Hedge Counterparty Ratings Requirement, and (ii) assumes all of Party A’s obligations under this Agreement pursuant to an agreement satisfactory to Party B provided, however, that such right shall be subject to the assumption by the Substitute Party of all of Party A’s obligations thereunder and subject to the payment to Party A or by Party A (as applicable) of the “Substitution Assignment Amount” (as defined herein) or such lesser or greater amount as Party A and such Substitute Party may agree, which in either case shall be the only amount payable by or to Party A in connection with such assignment. If Party A fails to assign its rights and obligations under this Agreement to a Substitute Party within 10 Business Days following such Substitution Event (in the case of a Substitution Event referred to in sub-clause (a) or (b) of the definition thereof) or within 5 Business Days following such Substitution Event (in the case of a Substitution Event referred to in sub-clause (c) of the definition thereof above), then (x) Party A shall, while it continues in good faith to search for an eligible Substitute Party, deliver Eligible Credit Support as required pursuant to the Credit Support Annex and (y) Party B shall have the right to declare an Additional Termination Event pursuant to Part 1(n)(xi), with Party A as the sole Affected Party and all Transactions as Affected Transactions, and terminate this Agreement with all properly incurred costs of such termination to be paid by Party A. Upon successful consummation of the assignment to a Substitute Party as contemplated in this Part 6(g)(2), Party A’s obligations to deliver Eligible Credit Support as contemplated in Part 6(g)(1) shall terminate and Party B shall return to Party A any then-delivered Eligible Credit Support. The “Substitution Assignment Amount” shall be calculated in accordance with Section 6(e) of the Agreement as if the date of determination were an Early Termination Date for which all Transactions were Affected Transactions and Party A were the sole Affected Party.

(h)

Acknowledgment of Security Interest. Party A hereby acknowledges and consents to Party B’s grant of all its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, this Agreement (including, without limitation, its right to payments due to it hereunder or with respect hereto), pursuant to the terms of the Security Trust Agreement, to the Security Trustee, for the benefit of the persons identified therein, and further acknowledges and agrees that the Security Trustee may directly enforce the rights of Party B hereunder. For the purpose of the security granted pursuant to the Security Trust Agreement, Party B hereby irrevocably appoints the Security Trustee its agent and attorney-in-fact for enforcing its rights hereunder, which appointment is coupled with an interest, and Party B confirms that notice of such appointment has been effectively given to the Security Trustee. Party A agrees that, unless notified in writing by the Security Trustee of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement will be paid to the Security Trustee, at such account as the Security Trustee specifies in writing to Party A.

(i)

Step-in Rights of the Policy Provider. (i) Party A shall, promptly following the occurrence of a Step-In Event, deliver to the Policy Provider written notice (the “Step-In Event Notice”) of the occurrence of an Event of Default as to which Party B is the Defaulting Party (except an Event of Default under Section 5(a)(vii) (a “Non-Step-In Event of Default ”)) or of a Termination Event as to which Party B is an Affected Party (except an Additional Termination Event under Part 1(n)(i), (iii), (v), (vi), (viii), (ix), (x) or (xi) (a “Non-Step-In Termination Event”)) (each of the foregoing Events of Default or Termination Events that is not a Non-Step-In Event of Default or a Non-Step-In Termination Event, a “Step-In Event”). If a Step-In Event has occurred and is continuing, then (so long as no Policy Provider Default has occurred and is then continuing and subject to the Step-In Condition set forth in clause (iii) below), the Policy Provider may, by notice in writing to Party A and Party B within 10 Business Days of receipt by the Policy Provider from Party A of the Step-In Event Notice (an “Assumption Notice”), irrevocably assume all payment obligations of Party B hereunder. If the Policy Provider so delivers an Assumption Notice, then, from and after the date on which such Assumption Notice is given:

(i)

the Policy Provider shall be obligated to make all payments under this Agreement that otherwise would be made by Party B as and when due under this Agreement (determined, however, without regard to Part 6(b) of this Schedule), including all payments due and owing by Party B, but unpaid, on and as of the date on which such Assumption Notice is given (and, for the avoidance of doubt, Party B shall not be obligated to make any further payments to Party A);

(ii)

Party A shall continue to make to Party B all payments that it is required to make under this Agreement (and, for the avoidance of doubt, Party A will make no payments under this Agreement to the Policy Provider); and

(iii)

Party A shall have no right to terminate this Agreement due to any Event of Default or Termination Event with respect to Party B after the Policy Provider has delivered its Assumption Notice to Party A, it being understood that nothing in this Part 6(i) shall limit the ability of Party A to terminate this Agreement due to an Event of Default or Termination Event with respect to the Policy Provider after the Policy Provider shall become a Credit Support Provider of Party B.

(1)

Without limiting anything above in this Part 6(i), if requested by Party A, the Policy Provider shall execute and deliver to Party A, promptly following such request, an assumption agreement in form and substance satisfactory to Party A in its sole discretion to further effectuate the provisions set forth in this Part 6(i) (an “Assumption Agreement”).

(2)

The option of the Policy Provider as set forth under this Part 6(i) is subject to the condition precedent (the “Step-In Condition”) that, as of the date that the Assumption Notice is furnished under clause (i) above, the claims paying ability rating of the Policy Provider by S&P is “AAA” and the financial strength rating by Moody’s is “Aaa”.

(j)	Additional Defined Terms.

“Hedge Counterparty Ratings Requirement” means, with respect to the Hedge Ratings Determining Party, (a) either (i) both (x) the short-term unsecured debt rating of such Hedge Ratings Determining Party by Moody’s is not withdrawn, suspended or downgraded below “P-1” and (y) the long-term senior, unsecured debt rating of such Hedge Ratings Determining Party by Moody’s is not withdrawn, suspended or downgraded below “A2” or (ii) if such Hedge Ratings Determining Party has no short-term unsecured debt rating from Moody’s, the long-term senior, unsecured debt rating of such Hedge Ratings Determining Party by Moody’s is not withdrawn, suspended or downgraded below “Al” and (b) either (i) the short-term unsecured debt rating of such Hedge Ratings Determining Party is not withdrawn, suspended or downgraded below “A-1” by S&P or (ii) if such Hedge Ratings Determining Party does not have a short-term unsecured debt rating from S&P, the long-term senior, unsecured debt rating of such Hedge Ratings Determining Party by S&P is not withdrawn, suspended or downgraded below “A+”.

“Hedge Ratings Determining Party” means (a) unless clause (b) of this definition applies with respect to any Permitted Hedge Agreement, the counterparty to Party B thereto or any transferee thereof or (b) any Affiliate of such Person or any transferee thereof that unconditionally and absolutely guarantees (with the form of such guarantee meeting S&P’s then current published criteria with respect to guarantees as of the date such guarantee was entered into) the obligations of such counterparty to Party B or such transferee, as the case may be, under the Permitted Hedge Agreements. For purposes of this definition, no direct or indirect recourse against one or more shareholders of such counterparty to Party B or any such transferee (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deed to constitute a guarantee, security or support of obligations of such Person or any such transferee.

“Permitted Hedge Agreement” means one or more interest rate swap agreements on substantially identical terms to this Agreement.

“Substitution Event” means the occurrence of any of the following for so long as any Notes are Outstanding: (a) the long-term senior, unsecured debt rating of Party A from S&P is withdrawn, suspended or downgraded below “A-”, or, if no long-term senior, unsecured debt rating from S&P is available, the short-term unsecured debt rating of Party A from S&P is withdrawn, suspended or downgraded below “A-2”, or (b) the short-term unsecured debt rating of Party A from Moody’s is withdrawn, suspended or downgraded below “P-2”or the long-term senior, unsecured debt rating of Party A from Moody’s is withdrawn, suspended or downgraded below “A3” or, if Party A does not have a short-term unsecured debt rating from Moody’s, the long-term senior, unsecured debt rating of Party A from Moody’s is withdrawn, suspended or downgraded below “A3”, or (c) the failure of Party A to comply with Part 6(g)(1) of this Schedule.

“Transfer Event” provided that no Substitution Event has occurred and is continuing, means any of the following events: (a) the short-term unsecured debt rating of Party A from Moody’s is below “P-1” or the long-term senior, unsecured debt rating of Party A from Moody’s is withdrawn, suspended or downgraded below “A2”, (b) if Party A does not have a short-term unsecured debt rating from Moody’s, the long-term senior, unsecured debt rating of Party A from Moody’s is withdrawn, suspended or downgraded below “Al” or (c) the short-term unsecured debt rating of Party A from S&P is withdrawn, suspended or downgraded below “A-1” or, if no short-term unsecured debt rating is available from S&P, the long-term senior, unsecured debt rating of Party A is withdrawn, suspended or downgraded below “A+”.

(k)

Acknowledgment Regarding Policy Provider. The parties agree that prior to a duly delivered Assumption Notice pursuant to Part 6(i) of this Schedule, the Policy Provider is party to this Agreement solely for purposes of Part 4(a), Part 5(i) and Part 6(i) of this Schedule.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK, N.A.	GENESIS FUNDING LIMITED

By:	By:
Name:	Name:
Title:	Title:

FINANCIAL GUARANTY INSURANCE COMPANY, as Policy Provider

By:
Name:
Title: